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Exhibit 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-111779) of Millicom International Cellular S.A. of our report dated March 31, 2004 except for Note 31 as to which the date is April 30, 2004 and except for Note 20 and Note 22 as to which the date is January 10, 2005 relating to the financial statements, which appears in this Form 6-K.

PricewaterhouseCoopers S.à r.l.	Luxembourg, January 12, 2005

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  Exhibit 2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM